EXHIBIT 10.2

                            RESTRICTED STOCK PLAN II
                                       OF
                                TECHNITROL, INC.

            (As Amended and Restated Effective as of March 1, 2010)

     WHEREAS, Technitrol, Inc. (the "Company") maintains the Amended and Restated Restricted Stock Plan II of Technitrol, Inc. (the "Plan");

     WHEREAS, Paragraph 11 of the Plan provides that, with certain inapplicable restrictions, the Board of Directors of the Company (the "Board") may amend the Plan; and

     WHEREAS, the Board wishes to amend and restate the Plan;

     NOW, THEREFORE, effective as of March 1, 2010, the Plan shall be amended and restated under the following terms and conditions:

1.   Purpose
     -------

     (a) This Plan is intended to continue to provide a method whereby the officers of Technitrol, Inc. (the "Company") and key employees of the Company and its subsidiaries who are largely responsible for the operations of the Company and its subsidiaries may be offered incentives in addition to those of current compensation and future pensions to continue in the service of the Company and its subsidiaries and all of the Company's stockholders. Such incentives shall be in the form of shares of the Common Stock of the Company (the "Shares"). The Plan is also intended to enable the Company and its subsidiaries to obtain and retain the services of qualified executive officers and key employees, and to reward and motivate them, by providing them with the opportunity to become owners of Shares.

     (b) Shares awarded under this Plan shall be immediately issued to the participating employees of the Company and its subsidiaries ("Employees") in their own names, with all attendant rights of a stockholder (including, the right to receive dividends thereon and to vote such Shares, but excluding the right to physically possess such Shares for so long as they are restricted, as set forth in this Plan), subject to the restrictions, limitations, terms and conditions set forth in the Plan and in the award letter issued to the Employee by the Company.

2.   Eligible  Employees;  Administration
     ------------------------------------

     (a) The Employees eligible to participate in the Plan shall be the officers of the Company and its subsidiaries and the other key employees in the Company's corporate office and its operating business segments as determined from time to time by a Committee (the "Committee") appointed by the Company's Board of Directors (the "Board"). The Committee shall be the body which administers this Plan. The Committee must consist of at least two members, each of whom is both a "Non-Employee Director" (as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) and an "outside director" (within the meaning of Treas. Reg. Sec.1.162-27(e)(3)).

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

     (b) Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have the sole and complete authority and discretion (i) to select Employees for grants under the Plan and to award Shares to such Employees, (ii) to determine the form and content of awards of Shares to be issued under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing or electronically by a majority of the Committee without a meeting, shall be deemed the action of the Committee. If there are only two Committee members, they must act unanimously.

     (c) In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any grant under the Plan to the full extent provided for under the Company's governing instruments with respect to the indemnification of directors.

3.   Issuance  of  Shares;  Performance-Based  Grants;  Maximum  Shares
     ------------------------------------------------------------------

     (a) Subject to the restrictions, terms, limitations and conditions contained in the Plan and imposed by the Committee consistent with the Plan, the Committee shall cause the Company to award and issue such number of Shares to such of the Employees from time to time as it in its sole discretion determines after consultation with the management of the Company. Upon such issuance, such Shares shall be validly issued and fully paid by the Company and shall be nonassessable. Consistent with the provisions of the Plan, the date of award (for purposes of determining the time-denominated restriction period in Paragraph 4 hereof) will be the date of the meeting at which the Committee grants the Shares. Beneficial ownership is deemed to accrue to the Employee on the date the Company instructs its transfer agent to issue the Shares. Such Shares shall remain in the physical possession of the Company during any such restriction period. Each Employee, if requested by the Company, as a condition to transferring to him or her such Shares on the transfer books of the Company (and in order to facilitate return to the Company pursuant to Paragraph 4 hereof), shall, if so requested by the Committee, execute and deliver to the Company a blank stock power relating to such Shares issued to him or her.

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

     (b) Such Shares may be issued in the sole discretion of the Committee from time to time on a regular or irregular basis, or as a reward for outstanding achievement or performance, or as an inducement to accept employment with the Company, or on account of such other criteria as may be established by the Committee. Notwithstanding the foregoing, all awards of Shares made to the Chief Executive Officer of the Company shall, and any awards made to other Employees may, be based on the attainment of certain criteria to be designated by the Committee and specifically identified at the time of grant of the Shares from among the following criteria: cash flow, net operating profit, economic profit, earnings per share, gross or net revenue growth, annual performance compared to approved plans, return on equity, assets, capital investment or sales, net income growth, total shareholder return, expense management, market share, performance compared to market indices chosen by the Committee, acquisitions and/or divestitures, integration of acquisitions, consolidation or integration of product divisions/groups/lines, geographical changes in operations, changes in markets addressed, changes in analysts' coverage of the Company, new product introduction, succession planning, organizational development, and/or talent management/retention. For the Chief Executive Officer, such criteria may also include metrics with respect to the mentoring of senior executives as part of their leadership development, and developing strategic plans/alternatives for the Company or parts of it. The Committee may use some or all of these performance criteria, either singly or together, and may link them to the performance of the Company or any subsidiary, division or individual. The Committee shall have the sole and absolute authority to determine whether the performance criteria have been satisfied. The Committee may also require that the Chief Executive Officer of the Company remain in the employ of the Company for some time after the attainment of the performance criteria prior to the removal of the restrictions on ownership as contained in Paragraph 4(a) hereof.

     (c) Notwithstanding the foregoing, no Employee may be awarded more than 300,000 Shares under this Plan in any 12-month period nor more than 500,000 Shares under this Plan over the Employee's entire employment with the Company.

4.   Restrictions;  Removal
     ----------------------

     (a) Except as otherwise set forth in this Plan, all Shares issued pursuant to this Plan shall be subject to the following restrictions: such Shares may not be sold, transferred, assigned, pledged or otherwise alienated, encumbered or hypothecated until the restriction period as set forth in subparagraphs (b) through (d) below (the "Restriction Period") has ended.

     (b) Except as otherwise set forth in this Paragraph 4, the Restriction Period related to the Shares issued to each Employee from time to time shall end upon the expiration of the third anniversary of the award of such Shares to all Employees other than the Chief Executive Officer of the Company or such other Employees who have been awarded Shares to which performance criteria set forth in Paragraph 3(b) hereof apply, in which case the Restriction Period shall end upon the attainment, if at all, of the performance criteria chosen by the Committee plus the fulfillment of the additional employment obligations, if any, set forth in the last sentence of Paragraph 3(b) hereof. The Committee may reduce (but not increase) the number of Shares to take into account additional factors that the Committee deems relevant. Upon the end of the Restriction Period, the Shares theretofore subject to such restrictions shall be delivered to the Employee free from the restrictions provided herein. The stock power, if any, relating to such Shares shall be destroyed.

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

     (c) Notwithstanding subparagraph (b) above, the Committee may, with respect to Employees other than the Chief Executive Officer of the Company, specify in the Employee's award letter that the Restriction Period related to the Shares issued to such Employee shall terminate upon the attainment of certain performance goals as specified in such award letter. The Committee shall have the sole and absolute authority to determine whether the Employee has satisfied such performance goals or other terms and conditions set forth in the award letter.

     (d) If an Employee dies or becomes "totally disabled" (as defined below) or (except as otherwise provided by the Committee in the Employee's award letter) retires on or after his or her "normal retirement date" (as defined in the Technitrol, Inc. Retirement Plan) prior to the expiration of three years from the date Shares were issued to him or her under this Plan, then the Restriction Period shall end upon the date that death occurs or total disability is deemed to have occurred or such retirement occurs. For purposes of this Plan, an Employee is "totally disabled" if the Employee is unable, by reason of mental or physical incapacity or illness, to substantially perform his or her duties to the Company or a subsidiary (as applicable) for a period of either 90 consecutive days or an aggregate of 120 days in any 12-month period, as determined by the Company (or the Board, in the case of the Chief Executive Officer of the Company) in good faith and in its sole discretion.

     (e) Except as otherwise provided by the Committee in the Employee's award letter, if an Employee elects to retire before his or her normal retirement date but on or after his or her "early retirement date" (as defined in the Technitrol, Inc. Retirement Plan) or the Employee's employment is terminated by the Company other than for "Cause" (as defined below) prior to the expiration of the Restriction Period, then, subject to the provisions of the following sentence, the Employee shall be entitled to pro-rata vesting, based on the number of whole months elapsed since the award of such Shares divided by 36, as to both the award of Shares provided in this Paragraph 4 and the cash award provided in Paragraph 5 hereof (if any). Ownership of Shares not finally vested in the Employee after early retirement or termination other than for Cause shall revert to the Company and the Employee shall have no further record, legal, beneficial or equitable interest in such Shares.

     (f) If an Employee resigns or has employment terminated by the Company for "Cause" (as defined below) prior to the expiration of the Restriction Period, ownership of all Shares issued to the Employee still subject to the restrictions provided herein shall revert to the Company, and the Employee shall have no further record, legal, beneficial or equitable interest in such Shares.

     (g) Nothing herein contained shall in any way interfere with the right of the Company to terminate the employment of the Employee for any reason whatsoever or for no reason.

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

     (h) Notwithstanding the foregoing, in the case of subparagraphs (c) through (e) above, the Committee shall have the right, before the end of the Restriction Period (or, in the case of subparagraph (e) above, at any time before the Employee's retirement or termination other than for Cause), to adjust the effective award downward, taking into account such factors as it determines to be relevant. Further, in the case only of subparagraph (e) above, the Committee may adjust the effective award upward (but not in excess of the original award of Shares), taking into account such factors as it determines to be relevant.

     (i) For purposes of the Plan, "Cause" shall have the meaning set forth in any unexpired employment or severance agreement between the Employee and the Company or subsidiary and, in the absence of any such agreement, shall mean (i) the continued and willful failure of the Employee to follow the lawful orders of his or her direct superior, (ii) violation by the Employee of a material published rule or regulation of the Company or a provision of the Company's Statement of Principles (in effect from time to time), or (iii) conviction of a crime which renders the Employee unable to perform his or her duties effectively; provided that, in the case of (i) or (ii) above, the Company shall give the Employee written notice of the action or omission which the Company believes to constitute Cause and the Employee shall have 30 calendar days to cure such action or omission. Determination of "Cause" by the Committee shall be final and binding on all parties.

5.   Additional  Cash  Award  in  Sole  Discretion  of  Committee
     ------------------------------------------------------------

     (a) In the sole discretion of the Committee, the Committee may provide an Employee (other than the Chief Executive Officer of the Company) in the Employee's award letter with a potential cash award (the "Cash Award") to assist the Employee in paying his or her income tax on the Shares awarded to him or her. If a potential Cash Award is included in the Employee's award letter and if the Employee continues in the employ of the Company through the end of the Restriction Period or otherwise becomes vested in a portion of his or her Shares under Paragraph 4(e) hereof, then the Employee shall also receive a Cash Award. Subject to the limitation in the following paragraph, the Cash Award shall equal the quotient of (i) the product of (A) the market value of the Shares subject to the Employee's award (after taking into account the Committee's action - if any - under Paragraph 4(h) hereof) (such market value shall be equal to the closing price of the Shares on the stock exchange on which the Shares are listed in The Wall Street Journal as of the date the Restriction Period ends or the date of the Employee's termination of employment under Paragraph 4(e) hereof), multiplied by (B) the highest individual federal income tax rate (including any surcharge) then in effect, divided by (ii) one minus the highest individual federal income tax rate (including any surcharge) then in effect.

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

In the event the Employee is a taxpayer of the United States and has the opportunity to make an election under Section 83(b) of the U.S. Internal Revenue Code of 1986, as amended (an "83(b) Election"), then, whether or not the Employee actually makes the 83(b) Election (see Paragraph 9 hereof for how the 83(b) Election is properly made), the amount of the Cash Award shall not exceed 65 percent of the market value of the Shares (as determined above) subject to the award as of the date beneficial ownership of the Shares accrues to the Employee under Paragraph 3(a) hereof. If the Employee makes an 83(b) Election, the Employee shall receive a Cash Award, calculated as described above but with the market value of the Shares and the federal income tax rate determined as of the date of the 83(b) Election. Such value of the Shares will be included in the Employee's compensation for income tax purposes in the year of the award. (See also Paragraph 9 hereof.) If an 83(b) Election is not available to the Employee, then the amount of the Cash Award shall not exceed 165 percent of the market value of the Shares subject to the award as of the date beneficial ownership of the Shares accrues to the Employee under Paragraph 3(a) hereof.

For purposes of this Paragraph 5, the Committee shall have the sole discretion of determining whether an Employee is a taxpayer of the United States and whether an 83(b) Election is available to the Employee, based on the facts and circumstances and the Committee's interpretation of the Internal Revenue Code and regulations thereunder.

     (b) In the sole discretion of the Committee, the Committee may provide the Chief Executive Officer of the Company in his or her award letter with a potential Cash Award. The Chief Executive Officer's potential Cash Award shall be the full amount of the deemed tax on the award (so that the percentage limitation on the amount of the Cash Award in subparagraph (a) above shall not apply) plus the deemed tax on the Cash Award, both of which shall be calculated at the deemed rate of 41.5 percent.

     (c) The Cash Award less applicable withholding taxes shall be paid to the Employee not later than (i) where the Employee makes no 83(b) Election, the 15th day of the third month following (A) the last day of the calendar year in which the Restriction Period ends, or (B) the date of the termination of employment of an Employee who is entitled to the modified award under Paragraph 4(e) hereof, or (ii) where the Employee makes an 83(b) Election, the 15th day of the third month following the date the Shares subject to the 83(b) Election were awarded to the Employee.

6.   Other  Restrictions
     -------------------

Consistent with the purposes of the Plan, the Committee may impose other restrictions on Shares issued hereunder, including, without limitation, restrictions under the Securities Act of 1933, as amended; under the requirements of any stock exchange upon which such Shares are then listed; and under any blue sky or securities laws applicable to such Shares.

7.   Change  of  Control
     -------------------

     (a) Notwithstanding anything to the contrary in the Plan, in the event there is a "Change in Control" (as defined in subparagraph (b) below), then, in that event, notwithstanding the provisions of Paragraph 4 hereof, the Restriction Period for any Shares granted under the Plan shall terminate on the date of such Change in Control and all Shares shall be vested 100 percent in all Employees and distributed to them immediately, free of any and all restrictions, accompanied by the Cash Awards (if not previously paid as a result of an 83(b) Election) in the maximum amounts provided in Paragraph 5 hereof. The Cash Awards less applicable withholding taxes shall be paid to the Employees not later than the 15th day of the third month following the Change in Control.

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

     (b)     For  purposes  of  the  Plan,  "Change  in  Control"  means

             (1) any person (a "Person"), as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than (i) the Company and/or its wholly owned subsidiaries; (ii) any employee benefit plan of the Company (including an employee stock ownership plan) and any trustee(s) holding securities under such plan; and (iii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50 percent of the combined voting power of the Company's then outstanding securities; or

             (2) The consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company's voting Common Stock would be converted into cash, securities and/or other property, other than a merger of the Company in which holders of the Common Stock immediately prior to the merger have substantially the same proportionate ownership of voting shares of the surviving corporation immediately after the merger as they had in the Common Stock immediately before the merger; or

             (3) Any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

             (4) The Company's shareholders or the Board shall approve the liquidation or dissolution of the Company.

8.   Assignment
     ----------

     Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

9.   83(b)  Election
     ---------------

     If an Employee who is a taxpayer of the United States makes an 83(b) Election in the year of the award of Shares, the Company agrees to pay the Cash Award (as described in Paragraph 5 hereof) for all grants in the year of the award pursuant to the provision of Paragraph 5 hereof. This election must be made within the time and manner prescribed by the Internal Revenue Code as then in effect. The Employee must sign and date an 83(b) Election Notification Form, and provide a copy to the Corporate Secretary of the Company. The Committee may, in its discretion, preclude any Employee from making such 83(b) Election. In this case, the limitation on the Cash Award shall be calculated as if an 83(b) Election is not available to the Employee, as stated in Paragraph 5(a) hereof.

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

10.  Effect  of  Changes  in  Common  Stock
     --------------------------------------

     (a)     Recapitalizations,  Stock  Splits,  Etc.  The  number  and  kind of
             ----------------------------------------
shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding awards shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

     (b)     Transactions in  which the Company is Not the Surviving Entity.  In
             ---------------------------------------------------------------
the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding awards shall be equitably adjusted for any change or exchange of Shares for a different number or kind of shares or other securities which results from the Transaction.

     (c)     Conditions and Restrictions on New, Additional, or Different Shares
             -------------------------------------------------------------------
or Securities.  If,  by reason of any adjustment made pursuant to this Paragraph
--------------
10, an Employee becomes entitled to new, additional or different shares of stock or securities, such new, additional or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the award before the adjustment was made.

     (d)     Other Issuances. Except as expressly provided in this Paragraph 10,
             ----------------
the issuance by the Company or an affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number or class of Shares then subject to awards or reserved for issuance under the Plan.

11.  Amendment;  Termination
     -----------------------

     The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not issued pursuant to the Plan, suspend or terminate the Plan; provided, however, the Committee may seek shareholder approval of an amendment if it is determined to be required by or advisable under regulations of the Securities and Exchange Commission, the rules of any stock exchange on which the Company's stock is listed, or other applicable law or regulation.

     No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of Shares issued pursuant to the Plan, alter or impair any rights or obligations under any Shares theretofore granted under the Plan.

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

12.  Governing  Law
     --------------

     This Plan shall be governed by the law of the Commonwealth of Pennsylvania (without regard to the principles of the conflict of laws), except to the extent that federal law is deemed to apply.

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